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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2004

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)
8410 W. Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        On June 21, 2004, United States Cellular Corporation priced a public offering of $100 million of 6.70% Senior Notes due 2033. This is a further issuance of the Registrant's 6.70% Senior Notes due 2033 initially issued on December 8, 2003, in the aggregate principal amount of $444,000,000. This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by United States Cellular Corporation on June 22, 2004 relating to such announcement as an exhibit. Also included as exhibits are certain agreements related to the Note offering. The following additional information is being provided herein with respect to such offering.

Item 7.    Exhibits.

(c)
Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits included in this Form 8-K are identified on the Exhibit Index attached hereto.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Cellular Corporation (Registrant)
Date: June 22, 2004	By:	/s/ Thomas S. Weber Thomas S. Weber Vice President and Controller

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EXHIBIT INDEX

        The following exhibits are filed herewith as noted below.

Exhibit No.	Description
1.1	Form of Underwriting Agreement dated as of June 21, 2004 among the Registrant and the Underwriter's named therein, relating to the Registrant's 6.70% Senior Notes due 2033.
4.1	Form of Fifth Supplemental Indenture dated as of June 21, 2004 between Registrant and BNY Midwest Trust Company, including form of the Registrant's 6.70% Senior Notes due 2033.
99.1	Press Release.

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES
EXHIBIT INDEX